Exhibit 99.1

SCHEDULE 13D

CUSIP No. 59156R108	Page 9 of 10 Pages

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the Statement on Amendment No. 60 to Schedule 13D, to which this exhibit is attached, is filed on his or her behalf.

Dated: February 26, 2015

* Cheryl W. Grise

* Carlos M. Gutierrez

* R. Glenn Hubbard

* Steven A. Kandarian

* John M. Keane

* Alfred F. Kelly, Jr.

* Edward J. Kelly, III

* William E. Kennard

* James M. Kilts

* Catherine R. Kinney

* Denise M. Morrison

* Kenton J. Sicchitano

* Lulu C. Wang

SCHEDULE 13D

CUSIP No. 59156R108	Page 10 of 10 Pages

* By	/s/ Ricardo A. Anzaldua
Ricardo A. Anzaldua
Attorney-in-fact